UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(877) 730-7463

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of June 18, 2019, the Board of Directors (the “Board”) of Pineapple Express, Inc. (the “Company”) elected Dr. Randy J. Hurwitz, Ph.D., J.D. as a director of the Company.

Dr. Hurwitz is a clinical psychologist and an attorney admitted to the bar in the State of Arizona, where he has remained in good standing for over 20 years. From 1995 until 2005, Dr. Hurwitz was a partner with Anderson, Hurwitz & Harward, P.C. where he successfully represented hundreds of clients as well as bringing two cases to the Arizona Supreme Court, changing the law in Arizona to protect consumer rights. In 2007, Dr. Hurwitz formed his own law firm, expanding to several locations including Gilbert, Mesa, and Scottsdale, Arizona. Dr. Hurwitz has operated his own law firm at several locations, supervising staff and managing the practice.

In addition to his legal work, Dr. Hurwitz has been a small business owner, working in real estate acquisition, development, marketing and management. Dr. Hurwitz advised and worked with major builders, including UDC Homes, Watt Homes, & Richmond American Homes, holding positions as Sales Manager and subsequently, Vice President of Sales & Marketing. Currently, he is a Member of BARR & Associates, LLC, a real estate investment firm, where he has been in charge of acquisitions, home building and remodeling since 2004.

Ever since medical marijuana was placed on the ballot in Arizona, Dr. Hurwitz has followed the emerging marijuana sector, both in Arizona and nationally, participating mostly as an investor and consultant. Dr. Hurwitz believes we are currently in the infancy stage in this sector, with immense growth potential ahead. Our Board has concluded that Dr. Hurwitz is well-qualified to serve on our Board and has the requisite qualifications, skills and perspectives based on, among other factors, his professional background and experience in various business endeavors and his ability to relate to people in diverse settings.

In consideration of Dr. Hurwitz’ agreement to join the Board, the Company approved the grant to him of 5,000 shares of the Company’s common stock, $0.0000001 par value per share, per calendar quarter, as well as compensation of $1,500 per month, subject to his continued service on the Board.

There is no arrangement or understanding between Dr. Hurwitz and any other persons pursuant to which Dr. Hurwitz was elected as a director of the Company. There are no family relationships between Dr. Hurwitz and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Dr. Hurwitz has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE EXPRESS, INC.

	By:	/s/ Shawn Credle
	Name:	Shawn Credle
Dated: June 18, 2019	Title:	Chief Executive Officer